Exhibit B

VERIFICATION

CITY OF RADNOR	)
	)	ss
COMMONWEALTH OF PENNSYLVANIA	)

The undersigned states that he has duly executed the attached Third Amended Application dated April 16, 2013, for and on behalf of The Lincoln National Life Insurance Company and its Lincoln National Variable Annuity Account C, Lincoln National Variable Annuity Account L, Lincoln National Variable Annuity Account N, Lincoln National Variable Annuity Account Q, Lincoln Life & Annuity Company of New York and its Lincoln Life & Annuity Variable Annuity Account L, Lincoln New York Account N for Variable Annuities, and the Lincoln Variable Insurance Products Trust; that he is a Vice President of The Lincoln National Life Insurance Company and a Vice President of Lincoln Life & Annuity Company of New York; that he is President of the Lincoln Variable Insurance Products Trust and that all action by directors and other bodies necessary to authorize the undersigned to execute and file this Application has been taken. The undersigned further states that he is familiar with such instrument, and the contents thereof, and the facts therein set forth are true to the best of his knowledge, information and belief.

/s/Daniel R. Hayes
Daniel R. Hayes

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